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                                  Exhibit 99.j


                      Consent of the Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 22 to the Registration Statement No. 33-15935, dated March 17, 2000, of OLDE Custodian Fund to our report dated November 24, 1999 included in the 1999 Annual Report to shareholders of OLDE Custodian Fund.


                                                           /s/ Ernst & Young LLP


March 17, 2000